                                  EXHIBIT 24.1

STATE OF TEXAS                    )
                                  )
COUNTY OF DALLAS                  )

                               POWER OF ATTORNEY

Know all men by these presents that I, EDWARD R. MCMURPHY, a Director of CROWN CASINO CORPORATION, a Texas corporation, do constitute and appoint MARK D. SLUSSER, my true and lawful attorney-in-fact, with full power of substitution, for me in any and all capacities, to sign, pursuant to the requirements of the Securities and Exchange Act of 1934, the Annual Report on Form 10-K for CROWN CASINO CORPORATION, for the fiscal year ended April 30, 1996, and to file the same with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc., together with all exhibits thereto and other documents in connection therewith, and to sign on my behalf and in my stead, in any and all capacities, any amendments to said Annual Report, incorporating such changes as any of the said attorney-in-fact deems appropriate, hereby ratifying and confirming all of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

In witness whereof, I have hereunto set my hand and seal this _____ day of July, 1996.


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                                        EDWARD R. MCMURPHY

                                ACKNOWLEDGEMENT

Before me this ____ day of July, 1996, came EDWARD R. MCMURPHY, personally known to me, who in my presence did sign and seal the above and foregoing Power of Attorney and acknowledged the same as his true act and deed.


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                                        Notary Public, State of Texas